                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              Neoprobe Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    5)   Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

         -----------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

    3)   Filing Party:

         -----------------------------------------------------------------------

    4)   Date Filed:

         -----------------------------------------------------------------------

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                                                     May 9, 2001


Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Neoprobe Corporation which will be held at 9:00 a.m., Eastern Daylight Time, on June 20, 2001 at the Embassy Suites Hotel, 5100 Upper Metro Place, Dublin, Ohio 43017 (phone: 614.790.9000). The matters on the meeting agenda are described in the Notice of 2001 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

         We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

                                           Very truly yours,

                                           /s/ DAVID C. BUPP

                                           David C. Bupp
                                           Chief Executive Officer and President

                              NEOPROBE CORPORATION

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 20, 2001

TO THE STOCKHOLDERS OF
NEOPROBE CORPORATION:

     The Annual Meeting of the Stockholders of Neoprobe Corporation, a Delaware corporation (the Company), will be held at the Embassy Suites Hotel, 5100 Upper Metro Place, Dublin, Ohio 43017 (phone: 614.790.9000), at 9:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors, each to serve for a term of three years or until his successor is duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors

                                           /s/ DAVID C. BUPP

                                           David C. Bupp
                                           Chief Executive Officer and President

Dublin, Ohio
May 9, 2001

                              NEOPROBE CORPORATION

                         -------------------------------

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 20, 2001

                         -------------------------------

                                 PROXY STATEMENT

                                DATED MAY 9, 2001

                         -------------------------------


                               GENERAL INFORMATION

     Solicitation. This Proxy Statement is furnished to the stockholders of Neoprobe Corporation, a Delaware corporation (the Company or Neoprobe), in connection with the solicitation by the Board of Directors of the Company (the Board of Directors) of proxies to be voted at the 2001 Annual Meeting of Stockholders of the Company (the Annual Meeting) to be held on June 20, 2001 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 9, 2001.

     Company Address. The mailing address of the Company's principal executive offices is 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

     Voting Rights. Stockholders of record at the close of business on April 30, 2001 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 26,266,770 shares of common stock of the Company, par value $.001 per share, outstanding. Each holder of common stock of record on April
30, 2001 is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

     Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is FOR the election of David C. Bupp, Julius R. Krevans, M.D. and James F. Zid as directors to serve for terms of three years. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

     Tabulation. Under Section 216 of the General Corporation Law of the State of Delaware (GCL) and the By-laws of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on the other matters presented to the meeting, other than adjournment, to be taken thereat. Section 216 of the GCL and the By-laws of the Company provide that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see General Information-

Authorization). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

     Under Section 216 of the GCL and the By-laws of the Company, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of the directors.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The Company presently has seven directors on its Board of Directors, comprised of three directors in one class and two directors in each of two additional classes, with terms expiring at the Annual Meeting in 2001, 2002 and 2003, respectively. Effective upon the adjournment of the Annual Meeting, the Company will have seven directors on its Board of Directors, comprised of two directors in each of two classes and three directors in a third class, with terms expiring at the Annual Meeting in 2002, 2003 and 2004, respectively. At the Annual Meeting, the nominees to the Board of Directors receiving the highest number of votes will be elected as directors to terms of three years expiring in 2004. David C. Bupp, Julius R. Krevans, M.D. and James F. Zid have been nominated as directors to serve for terms of three years.

     The Company has no reason to believe that any nominee will not stand for election or serve as a director. In the event that a nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See General
Information-Tabulation.

THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSONS TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE 2004 ANNUAL MEETING:

DAVID C. BUPP, age 51, has served as President and a director of the Company since August 1992 and as Chief Executive Officer since February 1998. From August 1992 to May 1993, Mr. Bupp served as Treasurer of the Company. In addition to the foregoing positions, from December 1991 to August 1992, he was Acting President, Executive Vice President, Chief Operating Officer and Treasurer, and from December 1989 to December 1991, he was Vice President, Finance and Chief Financial Officer. From 1982 to December 1989, Mr. Bupp was Senior Vice President, Regional Manager for AmeriTrust Company National Association, a nationally chartered bank holding company, where he was in charge of commercial banking operations throughout Central Ohio. Mr. Bupp has a B.A. degree in Economics from Ohio Wesleyan University. Mr. Bupp completed a course of study at Stonier Graduate School of Banking at Rutgers University.

JULIUS R. KREVANS, M.D., age 76, has served as a director of the Company since May 1994 and as Chairman of the Company since February 1999. Dr. Krevans served as Chancellor of the University of California, San Francisco from July 1982 until May 1993, and now serves on the faculty of that institution's School of Medicine. Prior to his appointment as Chancellor, Dr. Krevans served as a Professor of Medicine and Dean of the School of Medicine at the University of California, San Francisco from 1971 to 1982. Dr. Krevans is a member of the Institute of Medicine, National Academy of Sciences, and led its committee for the National Research Agenda on Aging until 1991. He is Chairman of the Bay Area Economic Forum, a member of the Medical Panel of A.P. Giannini Foundation, and a member of the Board of Directors of the Bay Area BioScience Center. Dr. Krevans has a B.S. degree and a M.D. degree, both from New York University.

JAMES F. ZID, age 67, has served as a director of the Company since November 1993. Mr. Zid also serves as a director of Net Med, Inc. Now retired, Mr. Zid was a partner from September 1981 until September 1993 (and served as managing partner of the Columbus, Ohio office from September 1981 to September 1992) of Ernst & Young and its predecessors. Mr. Zid has a B.S. degree in Accounting from St. Joseph's College.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING:

JOHN S. CHRISTIE, age 51, has served as a director of the Company since May 1997. Mr. Christie has served as President and Chief Operating Officer and a director of Worthington Industries, Inc. since June 1999. Mr. Christie served as President of JMAC, Inc., an investment holding company, from September 1995 to June 1999. From August 1988 until September 1995, he was a Senior Vice President of Battelle Memorial Institute. Mr. Christie has a B.S. degree in Business Administration from Miami University and an MBA from Emory University.

J. FRANK WHITLEY, JR., age 58, has served as a director of the Company since May 1994. Mr. Whitley was Director of Mergers, Acquisitions and Licensing at The Dow Chemical Company (Dow), a multinational chemical company, from June 1993 until his retirement in June 1997. After joining Dow in 1965, Mr. Whitley served in a variety of marketing, financial, and business management functions. Mr. Whitley has a B.S. degree in Mathematics from Lamar State University.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING:

NANCY E. KATZ, age 41, has served as a director of the Company since January 2001. Ms. Katz currently serves as President, Chief Executive Officer, Chief Financial Officer and a director of Calypte Biomedical Corporation. Ms. Katz joined Calypte in October 1999 as President, Chief Operating Officer and Chief Financial Officer. Prior to joining Calypte, Ms. Katz served as President of Zila Pharm Inc. From 1997 to 1998, Ms. Katz served as Vice President of Sales & Marketing of LifeScan (the diabetes testing division of Johnson & Johnson) and Vice President of U.S. Marketing, directing LifeScan's marketing and customer call center departments from 1995 to 1997. During her seven-year career at Schering-Plough Healthcare Products from 1987 to 1994, she held numerous positions including Senior Director & General Manager, Marketing Director for Footcare New Products, and Product Director of OTC New Products. Ms. Katz also held various product management positions at American Home Products from 1981 to 1987. Ms. Katz received her B.A. in Business Administration from the University of South Florida.

MICHAEL P. MOORE, M.D., PH.D., age 50, has served as a director of the Company since May 1994. Dr. Moore has been Attending Physician, Breast Surgery, Columbia Presbyterian Medical Center since June 1986. Dr. Moore has a B.S. degree from Boston College, a Ph.D. degree from Loyola University of Chicago, and a M.D. degree from The Loyola Stritch School of Medicine.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held four meetings in fiscal 2000 and, with the sole exception of Mr. Christie, each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he or she served.

COMMITTEES

     The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a standing committee whose functions include nominating directors.

Report of Audit Committee

     The Audit Committee consults with the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with the independent auditors with regard to the adequacy of the internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee which is attached as an exhibit to this Proxy Statement (See Exhibit A). The Audit Committee held four meetings in fiscal 2000.

     The Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and, discussed with the independent accountants their independence from the Company.

     The following table sets forth certain information concerning auditor fees incurred during the fiscal year ended December 31, 2000.

           Audit Services                                                              $  70,300
           Financial Information Systems Design
             and Implementation Services                                                       -
           All Other Services:
             SEC Filing Services                                    $ 17,400
             Tax Services                                              8,265
                                                              ---------------
               Total All Other Services                                                   25,665
                                                                                  ---------------

                                                                                       $  95,965
                                                                                  ===============

     The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining KPMG LLP's independence and has concluded that it is.

     The Audit Committee is comprised of James F. Zid, John S. Christie and J. Frank Whitley, Jr., each of whom is "independent" under the standards set forth in Rule 4200(a)(14) of the NASD's listing standards.

           Submitted by the Audit Committee of the Board of Directors:

                                  James F. Zid
                                John S. Christie
                              J. Frank Whitley, Jr.

Compensation Committee

     The Compensation Committee is comprised of Julius R. Krevans and Michael P. Moore, each of whom is an independent director. The Compensation Committee establishes the compensation of all employees and consultants of the Company, administers and interprets the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan and takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plan, including the granting of options. The Compensation Committee held three meetings in fiscal 2000.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 31, 2001, certain information with respect to the beneficial ownership of shares of common stock by (i) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding shares of common stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Named Executives (see Compensation of Management--Summary Compensation Table), and (iv) the Company's Directors and executive officers as a group.

                                                                     NUMBER OF
                                                                      SHARES
                                                                   BENEFICIALLY           PERCENT
               BENEFICIAL OWNER                                      OWNED(*)            OF CLASS
              ----------------------------------------------    -------------------    -------------
               Carl M. Bosch                                             82,255(a)              (m)
               Rodger A. Brown                                           36,168(b)              (m)
               David C. Bupp                                            618,692(c)             2.2%
               John S. Christie                                          40,700(d)              (m)
               Nancy E. Katz                                                  -(e)              (m)
               Julius R. Krevans                                         70,600(f)              (m)
               Brent L. Larson                                          155,975(g)              (m)
               Michael P. Moore                                          54,600(h)              (m)
               J. Frank Whitley, Jr.                                     44,600(i)              (m)
               James F. Zid                                              52,700(j)              (m)
               All directors and officers as a group                  1,156,290(k)             3.8%
               (10 persons)
               Paramount Capital Asset Management, Inc.               4,867,500(l)            16.6%

 (*) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

 (a) This amount includes 38,334 shares issuable upon exercise of options which are exercisable within 60 days, 30,000 shares of restricted stock that vest on a qualifying change in control of the Company and 3,921 shares in Mr. Bosch's account in the 401(k) Plan, but does not include 81,666 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Bosch is one of three trustees of the 401(k) Plan and may, as such, share investment power over common stock held in such plan. The 401(k) Plan holds an aggregate total of 66,787 shares of common stock. Mr. Bosch disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

 (b) This amount includes 36,168 shares issuable upon exercise of options which are exercisable within 60 days, 30,000 shares of restricted stock that vest on a qualifying change in control of the Company, but does not include 78,332 shares issuable upon exercise of options which are not exercisable within 60 days.

 (c) This amount includes 388,100 shares issuable upon exercise of options which are exercisable within 60 days, 210,000 shares of restricted stock that vest on a qualifying change in control of the Company, 6,892 shares in Mr. Bupp's account in the 401(k) Plan and 2,200 shares held by Mr. Bupp's wife and daughters, as to which latter shares he disclaims beneficial ownership, but it does not include 407,500 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Bupp is one of three trustees of the 401(k) Plan and may, as such, share investment power over common stock held in such plan. The 401(k) Plan holds an aggregate total of 66,787 shares of common stock. Mr. Bupp disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

 (d) This amount includes 40,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 60,000 shares issuable upon exercise of options which are not exercisable within 60 days.

 (e) This amount excludes 30,000 shares issuable upon the exercise of options which are not exercisable within 60 days.

 (f) This amount includes 68,600 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 115,000 shares issuable upon exercise of options which are not exercisable within 60 days.

 (g) This amount includes 76,367 shares issuable upon exercise of options which are exercisable within 60 days, 70,000 shares of restricted stock that vest on a qualifying change in control of the Company and 4,108 shares in Mr. Larson's account in the 401(k) Plan, but it does not include 108,333 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Larson is one of three trustees of the 401(k) Plan and may, as such, share investment power over common stock held in such plan. The 401(k) Plan holds an aggregate total of 66,787 shares of common stock. Mr. Larson disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

 (h) This amount includes 48,600 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 60,000 shares issuable upon exercise of options which are not exercisable within 60 days.

 (i) This amount includes 43,600 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 60,000 shares issuable upon exercise of options which are not exercisable within 60 days.

 (j) This amount includes 51,100 shares issuable upon exercise of options which are exercisable within 60 days and 1,600 shares held in Mr. Zid's IRA, but does not include 60,000 shares issuable upon exercise of options which are not exercisable within 60 days.

 (k) This amount includes 760,869 shares issuable upon exercise of options which are exercisable within 60 days 310,000 shares of restricted stock that vest on a qualifying change in control of the Company and 14,921 shares held in the Company's 401(k) Plan, but it does not include 1,090,831 shares issuable upon the exercise of options which are not exercisable within 60 days. Certain executive officers of the Company are the trustees of the 401(k) Plan and may, as such, share investment power over common stock held in such plan. Each trustee disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account. The 401(k) Plan holds an aggregate total of 66,787 shares of common stock.

 (l) This amount consists of 562,853 shares owned by the Aries Domestic Fund, L.P. (Aries Domestic), 900,000 shares issuable upon the exercise of warrants owned by Aries Domestic, 1,304,647 shares owned by The Aries Master Fund II, a Cayman Island Exempted Company (Aries Master), and 2,100,000 shares issuable upon the exercise of warrants owned by Aries Master. Paramount Capital Management, Inc., a Delaware corporation (Paramount Capital) has shared voting and dispositive power over the shares of Aries Master and Aries Domestic because Paramount Capital is the investment manager of Aries Master and the general partner of Aries Domestic. Lindsay A. Rosenwald, M.D. (Dr. Rosenwald) has shared voting and dispositive power over the shares of Aries Master and Aries Domestic because he is the sole shareholder of Paramount Capital. The address of Paramount Capital, Aries Domestic and Dr. Rosenwald is 787 Seventh Avenue, 48th Floor, New York, New York 10019. The address of Aries Master is c/o Mees Pierson (Cayman) Limited, Post Office Box 2003, American Center, Phase 3, Dr. Roy's Drive, George Town, Grand Cayman. The disclosure contained in this footnote is based on a Form 4/A filed by Paramount Capital, Aries Master, Aries Domestic and Dr. Rosenwald with the SEC on April 27, 2001.

 (m) Less than 1 percent.

                           COMPENSATION OF MANAGEMENT

 SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Company and the Company's other three executive officers having annual compensation in excess of $100,000 during the last fiscal year (the Named Executives) for the Company's last three fiscal years.

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                           SECURITIES
                                                                              RESTRICTED     UNDER-
                                                                                STOCK         LYING
                                                      ANNUAL COMPENSATION       AWARDS       OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR          SALARY      BONUS       ($)           (#)       COMPENSATION
---------------------------                ----          -------     -----       ---           ---       ------------

Carl M. Bosch,                             2000        $125,625    $ 68,325   $ 42,180(f)       45,000     $  1,643(b)
  Vice President                           1999         116,250      23,104             -       20,000        1,163(b)
  Instrument Development(h)                1998          69,000      10,000             -       10,000       12,000(j)

Matthew F. Bowman,                         2000        $ 51,603    $      -   $         -            -     $202,117(g)
 Senior Vice President                     1999         232,389      10,259     12,500(c)       30,000        1,600(b)
 Marketing and Operations(e)               1998         204,690           -     27,250(c)      136,900        1,600(b)

Rodger A. Brown,                           2000        $ 83,534    $ 33,240   $         -       35,000     $         -
 Vice President, Regulatory Affairs/       1999          77,431      16,055             -       20,000               -
 Quality Assurance(i)                      1998          35,215           -             -       14,500               -

David C. Bupp,                             2000        $304,769    $106,300   $140,600(a)      180,000     $  1,700(b)
 President and Chief                       1999         306,731           -     21,875(a)            -        1,600(b)
 Executive Officer                         1998         297,222           -    270,000(a)       30,000        1,600(b)

Brent L. Larson,                           2000        $126,250    $ 44,900   $ 56,240(d)       60,000     $  1,313(b)
 Vice President, Finance                   1999         109,375      23,104      6,250(d)       25,000        1,325(b)
 and Chief Financial Officer               1998          83,385           -     13,760(d)       32,200          888(b)

(a) The aggregate number of Mr. Bupp's restricted stock holdings at December 31, 2000 was 210,000 shares with an aggregate value of $88,599. Mr. Bupp has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive.

(b) Amounts of matching contribution under the Neoprobe Corporation 401(k) Plan (the 401(k) Plan). Eligible employees may make voluntary contributions and the Company may, but is not obligated to, make matching contributions based on 20 percent of the employee's contribution, up to five percent of the employee's salary. Contributions by employees are invested by an independent plan administrator in mutual funds and contributions, if any, by the Company are made in the form of shares of common stock. The 401(k) Plan is intended to qualify under section 401 of the Internal Revenue Code, which provides that employee and Company contributions and income earned on contributions are not taxable to the employee until withdrawn from the plan, and that Company contributions will be deductible by the Company when made.

(c) The aggregate number of Mr. Bowman's restricted stock holdings at December 31, 2000 was 60,000 shares with an aggregate value of $25,314. Mr. Bowman has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive. Mr. Bowman's restricted stock will be forfeited effective March 31, 2001 absent a qualifying change in control of the Company.

(d) The aggregate number of Mr. Larson's restricted stock holdings at December 31, 2000 was 70,000 shares with an aggregate value of $29,533. Mr. Larson has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive.

(e) Mr. Bowman began his employment with the Company in June 1996, and ended his employment with the Company in March 2000.

(f) The aggregate number of Mr. Bosch's restricted stock holdings at December 31, 2000 was 30,000 shares with an aggregate value of $12,657. Mr. Bosch has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive.

(g) This amount includes payments to Mr. Bowman relating to his separation from the Company of $200,417 for severance; see Compensation Agreements With Other Named Executive Officers--Severance Agreements. The remaining $1,700 was a matching contribution to Mr. Bowman's 401(k) account; see footnote
     (b) to this table.

(h) Mr. Bosch began his employment with the Company in May 1998 and was promoted to Vice President in March 2000.

(i) Mr. Brown began his employment with the Company in July 1998 and was promoted to Vice President in November 2000.

(j) This amount represents the reimbursement of moving expenses related to Mr. Bosch's relocation to Columbus, Ohio.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents certain information concerning stock options granted to the Named Executives during the last fiscal year (2000).

                                INDIVIDUAL GRANTS

--------------------------------------------------------------------------------

                                                                    PERCENT OF TOTAL
                                          NUMBER OF SECURITIES      OPTIONS GRANTED    EXERCISE
                                          UNDERLYING OPTIONS        TO EMPLOYEES IN    PRICE          EXPIRATION
      NAME                                GRANTED (SHARES)          FISCAL YEAR        PER SHARE      DATE
      ----                                ---------------           -----------        ---------      ----

      Carl M. Bosch                            45,000(a)                 6%              $0.50      01/04/10(b)

      Rodger A. Brown                          35,000(a)                 5%              $0.50      01/04/10(b)

      David C. Bupp                           180,000(a)                24%              $0.50      01/04/10(b)

      Brent L. Larson                          25,000(a)                 8%              $0.50      01/04/10(b)

(a) Vests as to one-third of these shares on each of the first three anniversaries of the date of grant.

(b) The options terminate on the earlier of the expiration date, nine months after death or disability, 90 days after termination of employment without cause or by resignation or immediately upon termination of employment for cause.

FISCAL YEAR END OPTION NUMBERS AND VALUES

     The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executives at the end of the last fiscal year (December 31, 2000). There were no stock options exercised by the named executives during the fiscal year ended December 31, 2000.

                                    NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                 OPTIONS AT FISCAL YEAR-END:            AT FISCAL YEAR-END:
 NAME                             EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
 ----                             -------------------------          -------------------------

 Carl M. Bosch                                  15,528/59,472                  0 / 0
 Rodger A. Brown                                17,234/52,266                  0 / 0
 David C. Bupp                                320,600/295,000                  0 / 0
 Brent L. Larson                                43,133/81,567                  0 / 0

 LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning restricted stock awards to Named Executives during fiscal year 2000.

                                                   NUMBER OF SHARES                PERFORMANCE OR OTHER
                                                    UNITS OR OTHER                PERIOD UNTIL MATURATION
 NAME                                                   RIGHTS                           OR PAYOUT
------------------------------------------      -------------------------       ------------------------------
 Carl M. Bosch                                              30,000(a)                             03/22/00

 David C. Bupp                                             100,000(a)                             03/22/00

 Brent L. Larson                                            40,000(a)                             03/22/00

 (a) These awards are shares of restricted stock which the grantees purchased for $.001 per share. Grantees may not transfer or sell their shares unless and until such shares vest. Each grantee forfeits his unvested shares on the earliest of the termination of his employment for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control of the Company or the tenth anniversary of the date of grant. The restricted shares that have not been previously forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, the grantees have all other rights with respect to their restricted shares, including the right to vote such shares and receive cash dividends.

COMPENSATION OF MR. BUPP

     Employment Agreement. David C. Bupp is employed under an eighteen-month employment agreement effective July 1, 2000. The employment agreement provides for an annual base salary of $310,000.

     The Compensation Committee of the Board of Directors will, on an annual basis, review the performance of the Company and of Mr. Bupp and will pay a bonus to Mr. Bupp as it deems appropriate, in its discretion. Such review and bonus will be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally. The Company paid a $106,300 bonus to Mr. Bupp relating to fiscal year 2000.

     If a change in control occurs with respect to the Company and the employment of Mr. Bupp is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Bupp in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of Mr. Bupp's employment agreement expires or (iii) Mr. Bupp resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Mr. Bupp will be paid a severance payment of $697,500 (less amounts paid as Mr. Bupp's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). If any such termination occurs after the substantial completion of the liquidation of the assets of the Company, the severance payment shall be increased by $77,500. A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     Mr. Bupp's compensation will continue for the full term of the agreement if his employment is terminated without cause.

     Restricted Stock. On March 22, 2000, the Company and Mr. Bupp entered into a restricted stock purchase agreement under which Mr. Bupp purchased 100,000 shares of Common Stock for a purchase price of $0.001 per share. Mr. Bupp may not transfer or sell any of the restricted shares unless and until they vest. Mr. Bupp will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earlier of the date of the termination of his employment under his employment agreement with the Company for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control, or March 22, 2010. Restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, Mr. Bupp has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends. Mr. Bupp also holds 35,000, 45,000 shares and 30,000 shares of restricted stock granted under similar terms on April 30, 1999, May 20, 1998 and June 1, 1996, respectively.

     The term "change in control" has the same meaning under Mr. Bupp's restricted stock agreement as it does under Mr. Bupp's employment agreement.

     The Company has not recognized any expense under the restricted stock agreements due to the contingent nature of the vesting provisions and the risk of forfeiture.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee Directors who are not affiliated with a principal stockholder of the Company elected to receive options to purchase common stock in lieu of cash compensation for service during 2000. The Chairman received 45,000 options and other non-employee Directors received 15,000 options each in lieu of cash compensation. The Company reimbursed non-employee Directors for travel expenses for meetings attended during 2000. In addition, each non-employee Director received 15,000 options to purchase common stock as a part of the Company's annual stock incentive grants. Options granted to purchase common stock vest on an annual basis over a three-year period and have an exercise price equal to no less than the market price of common stock at the date of grant.

     Directors who are also officers or employees of the Company do not receive any compensation for their services as Directors.

COMPENSATION AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

     Bosch Employment Agreement. Carl Bosch is employed under an eighteen-month employment agreement effective April 1, 2000. The employment agreement provides for an annual base salary of $127,000.

     Mr. Bupp will, on an annual basis, review the performance of the Company and of Mr. Bosch and the Company will pay a bonus to Mr. Bosch as it deems appropriate, in its discretion. Such review and bonus will be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally. The Company paid a $68,325 bonus to Mr. Bosch relating to fiscal year 2000.

     If a change in control occurs with respect to the Company and the employment of Mr. Bosch is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Bosch in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of Mr. Bosch's employment agreement expires or (iii) Mr. Bosch resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Mr. Bosch will be paid a severance payment of $191,250 (less amounts paid as Mr. Bosch's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). If any such termination occurs after the substantial completion of the liquidation of the assets of the Company, the severance payment shall be increased by $31,875. A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     Mr. Bosch's compensation will continue for the full term of the agreement if his employment is terminated without cause.

     Larson Employment Agreement. Brent Larson is employed under an eighteen-month employment agreement effective July 1, 2000. The employment agreement provides for an annual base salary of $130,000.

     Mr. Bupp will, on an annual basis, review the performance of the Company and of Mr. Larson and the Company will pay a bonus to Mr. Larson as it deems appropriate, in its discretion. Such review and bonus will be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally. The Company paid a $44,900 bonus to Mr. Larson relating to fiscal year 2000.

     If a change in control occurs with respect to the Company and the employment of Mr. Larson is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Larson in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of Mr. Larson's employment agreement expires or (iii) Mr. Larson resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Mr. Larson will be paid a severance payment of $195,000 (less amounts paid as Mr. Larson's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). If any such termination occurs after the substantial completion of the liquidation of the assets of the Company, the severance payment shall be increased by $32,500. A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     Mr. Larson's compensation will continue for the full term of the agreement if his employment is terminated without cause.

     Severance Agreements. Mr. Bowman ended his employment with the Company on March 31, 2000. Under the terms of a general release and waiver executed in connection with the end of his term of employment, Mr. Bowman received $200,417 in 2000 related to his separation from the Company.

     Restricted Stock. On March 22, 2000, the Company and Mr. Larson entered into a restricted stock purchase agreement under which Mr. Larson purchased 40,000 shares of common stock for a purchase price of $0.001 per share. Mr. Larson may not transfer or sell any of the restricted shares unless and until they vest. Mr. Larson will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earlier of the date of the termination of his employment under his employment agreement with the Company for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control, or March 22, 2010. Restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, Mr. Larson has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends. Mr. Larson also holds 20,000 shares and 10,000 shares of restricted stock granted under similar terms on April 30, 1999 and October 23, 1998, respectively.

     On March 22, 2000, the Company and Mr. Bosch entered into a restricted stock purchase agreement under which Mr. Bosch purchased 30,000 shares of common stock for a purchase price of $0.001 per share. The terms of Mr. Bosch's restricted stock purchase agreement are identical to those contained in Mr. Larson's restricted stock purchase agreement discussed above regarding vesting, forfeiture and rights of ownership.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company does not know of any failures to make filings required by
Section 16 on a timely basis by any of its directors, executive officers or beneficial owners of 10% or more of its equity securities.

                             INDEPENDENT ACCOUNTANTS

     KPMG LLP was engaged as the Company's principal accountant on December 7, 1998 and has audited the Company's financial statements for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000. At the suggestion of management, the Audit Committee has recommended the retention of KPMG LLP as the Company's independent accountant for the 2001 fiscal year.

     A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                         COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              STOCKHOLDER PROPOSALS

     A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2002 must be received by the Company before January 20, 2002, at its executive offices, Attention: Brent Larson.

     A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of the Company's By-Laws. A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367,
Attention: Brent Larson. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2002 Annual Meeting, notice of the nomination must be delivered to the Company's executive offices, Attention:
Brent Larson, before January 20, 2002.

                                                                       EXHIBIT A

                              NEOPROBE CORPORATION

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities are to:

Monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance.

Monitor the independence and performance of the Company's independent auditors.

Provide an avenue of communication among the Board of Directors, management and the independent auditors.

Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of three or more independent non-executive directors, free from any relationship that would interfere with the exercise of their independent judgement. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related finance experience.

The Audit Committee shall meet at least two times annually. The Committee shall meet privately in executive session with management and with the independent auditors. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based on the auditor's limited review procedures.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES:

1.   Review and reassess the adequacy of this Charter at least annually.

2. Review the Company's annual audited financial statements with the independent auditors and management prior to filing or distribution.

3. Review significant findings submitted by the independent auditors regarding the Company's financial reporting process and system of financial internal controls.

4.   Review the independence and performance of the independent auditors.

5.   Review the independent auditors audit plan.

6. Maintain minutes of meetings and report significant matters to the Board of Directors.

7. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

          NEOPROBE CORPORATION           THIS PROXY IS SOLICITED BY THE BOARD OF
                                         DIRECTORS

          The undersigned hereby appoints DAVID C. BUPP and BRENT L. LARSON, and each of them, severally, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $.001 per share, of NEOPROBE CORPORATION held of record by the undersigned on April 30, 2001, at the Annual Meeting of Stockholders to be held on June 20, 2001, or any adjournment thereof, with all the power the undersigned would possess if present in person.
              THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES.

          1. To elect as directors the nominees named below for terms of three years and until their respective successors are duly elected and qualified.

           NOMINEES: DAVID C. BUPP   JULIUS R. KREVANS, M.D.   JAMES F. ZID

                      [ ]FOR all nominees listed above                 [ ]WITHHOLD AUTHORITY
                        (except as marked to the contrary)               to vote for all nominees listed above

              THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
           BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.

                         (Continued, to be dated and signed, on the other side.)
        P
        R
        O
        X
        Y

          (Continued from the other side.)

              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

              The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated May 9, 2001, and a copy of the Company's 2000 Annual Report to Stockholders.

                                                  Date: ________________, 2001

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if held jointly)

                                                   IMPORTANT: Please sign
                                                  exactly as name or names
                                                  appear to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such.
                                                  Corporations should sign in
                                                  their full corporate name by
                                                  their president or other
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by an
                                                  authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.